ASSIGNMENT OF RESIDENTIAL REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF RESIDENTIAL REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Assignment") is made and entered into by and between Arrived Holdings, Inc., a Delaware Corporation ("Assignor"), and Arrived TN Phoebe, LLC, a TN Limited Liability Company ("Assignee"), collectively the "Parties", effective as of December 13, 2023 (the "Effective Date").

RECITALS

A. Assignor entered into that certain Residential Real Estate Purchase and Sale Agreement dated December 7, 2023, as amended, ("PSA") in connection with that certain real property legally described in the PSA (the "Property"). A copy of the PSA is attached hereto as Exhibit "A".

B. Assignor desires to assign, and Assignee desires to assume, all of Assignor's interest in and under the PSA to enable Assignee to acquire the Property.

C. This Assignment amends and restates any other assignment agreements between the Parties with respect to the Property, in their entirety.

NOW, THEREFORE, in consideration of good and valuable consideration in the form of services rendered, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals stated above are true and correct, and incorporated into this Assignment with this reference.

2. Assignment of PSA. Assignor hereby assigns, transfers, conveys and delegates to Assignee all of Assignor's right, title, interest, duties and obligations in, to and under the PSA, effective as of the Effective Date.

3. Assumption of PSA. Assignee hereby assumes and agrees to perform and observe all agreements, covenants and obligations to be performed and observed by Assignor under the PSA, effective as of the Effective Date.

4. Full Force and Effect. Except as set forth herein, the PSA remains unmodified, and in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the Effective Date.

Assignor:

Arrived Holdings, Inc., a Delaware Corporation

[redacted]

Assignee:

Arrived TN Phoebe, LLC, a TN Limited Liability Company

By: Arrived Holdings, Inc., as Managing Member

[redacted]

Printed Title: VP of Investments

<u>Exhibit "A"</u>

PSA

Phoebe_PSA_Assignment UNSIGNED_12132023

Final Audit Report 2023-12-14

Created:	2023-12-14
By:	Tambre Ruud (tambre@arrived.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAhztn4pIPN8MueClu4Nd1rxJ60Kdgkhz1

"Phoebe_PSA_Assignment UNSIGNED_12132023" History

- Document created by Tambre Ruud (tambre@arrived.com)
  2023-12-14 - 3:57:30 PM GMT

- Document emailed to Cameron (cameron@arrived.com) for signature
  2023-12-14 - 3:57:34 PM GMT

- Email viewed by Cameron (cameron@arrived.com)
  2023-12-14 - 4:15:12 PM GMT

- Signer Cameron (cameron@arrived.com) entered name at signing as Cameron Wu
  2023-12-14 - 4:15:24 PM GMT

- Document e-signed by Cameron Wu (cameron@arrived.com)
  Signature Date: 2023-12-14 - 4:15:26 PM GMT - Time Source: server

- Agreement completed.
  2023-12-14 - 4:15:26 PM GMT